UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2025

SEAPORT ENTERTAINMENT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42113	99-0947924
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

199 Water Street, 28th Floor	10038
New York, NY	(Zip code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 732-8257

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	SEG	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 24, 2025, Seaport Entertainment Group Inc. (the “Company”) announced that the New York Stock Exchange (“NYSE”) had approved the transfer of the listing of the Company’s common stock, par value $0.01 per share from the NYSE American LLC (“NYSE American”) to the NYSE. The Company expects that its common stock will cease trading on the NYSE American after market close on June 27, 2025 and commence trading on the NYSE at the opening of trading on June 30, 2025. The Company’s common stock will continue to trade under the symbol “SEG.”

Item 7.01.Regulation FD Disclosure.

On June 24, 2025, the Company issued a press release announcing the transfer of the listing of its common stock from the NYSE American to the NYSE. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, unless it is specifically incorporated by reference therein.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press release, dated June 24, 2025
104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2025	SEAPORT ENTERTAINMENT GROUP INC.

	By:	/s/ Lucy Fato
	Name:	Lucy Fato
	Title:	EVP, General Counsel & Corporate Secretary